UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2010

WLG INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 East Algonquin Road
Suite 120
Schaumburg, IL 60173 USA
(Address of Principal Executive Offices/Zip Code)

(224) 653-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Employment Agreement with Andrew Jillings

As reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) of WLG, Inc. (the “Company” or “WLG”), on March 4, 2010, Andrew Jillings became  the Chief Executive Officer of WLG effective March 1, 2010, pursuant to the terms of  an employment agreement (the “Employment Agreement”) dated as of October 28, 2009.  A copy of the Employment Agreement was attached as Exhibit 10.20 to WLG’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010 (the “Form 10-K”).

Pursuant to the terms of the Employment Agreement, Mr. Jillings is to receive the following compensation and other benefits:

1.
Annual compensation of approximately $535,742 (all dollar amounts set forth herein are in United States dollars and are based upon an exchange rate of HK$7.75 to US$1.00 - all amounts in the Employee Agreement are expressed in Hong Kong dollars);

2.	Full reimbursement for all medical insurance premiums for Jillings;
3.	Full reimbursement for all automobile parking and gasoline expenses;
4.	Provision of a company car;
5.	Full reimbursement of all business expenses including all telephone expenses;
6.	Vacation pay for 30 working days for each 12 months of employment; and
7.	Payment of subscription fees for a country club membership.

Mr. Jillings shall, subject to prior approval by WLG’s shareholders and the Board of Directors also receive:

1.	Payment of school fees for Mr. Jillings’ two children; and
2.	Paid air tickets for Mr. Jillings and family annually to travel to South Africa and return to Hong Kong.

Mr. Jillings also is eligible to receive stock awards under the Company’s 2005 Stock Incentive Plan, or any other plan adopted by the Company, as determined from time to time in the discretion of WLG’s Board of Directors based on annual benchmarks to be set by WLG’s Board of Directors and agreed to by Mr. Jillings.

During the initial 22 months of the Employment Agreement, either WLG or Mr. Jillings may terminate the Employment Agreement at any time upon one month’s prior written notice.  Thereafter, the Employment Agreement may be terminated by either party upon nine (9) month’s prior written notice.  The Employment Agreement may be terminated by WLG for cause in the case of Mr. Jillings’ dishonesty, failure to discharge his duties, or failure to comply with WLG’s disciplinary rules.

The Employment Agreement also contains provisions covering confidentiality and use of WLG’s trade secrets and financial information following termination of the employment.

Pursuant to discussions between WLG and Mr. Jillings, WLG and Mr. Jillings have agreed to amend the Employment Agreement, effective as of June 1, 2010, as follows:

1.	Of the annual compensation per the Employment Agreement of $535,732, approximately $380,000 shall be paid on at the rate of $31,667 per month; and;
2.
The remainder of Mr. Jillings’ annual salary of $155,732 shall be deferred and paid at a time to be decided between WLG and Mr. Jillings, with such joint decision to be based on the financial position of the Company;

3.
Either party may terminate the Employment Contract at any time upon three month’s prior written notice until the year ending December 31, 2011, and thereafter by giving nine (9) month’s prior written notice.

The foregoing description of the Employment Agreement and the amendment are summary descriptions only, are not complete and are qualified in their entirety by reference to the full text of such Employment Agreement filed as Exhibit 10.20 to the Form 10-K and Amendment No 1 to Employment Agreement attached as Exhibit 99.1 hereto.

Deferral of Principal Payments and Waiver of Interest Payable on Note and Waiver of Dividends Payable on Series B Preferred Stock Issued to Christopher Wood

Christopher Wood, the beneficial owner of 39.24% of the issued and outstanding common stock of WLG as of June 1, 2010 (which includes shares of WLG’s convertible preferred stock owned by Mr. Wood) and WLG’s former Chief Executive Officer and a current director of WLG, owns a 12% $600,000 aggregate principle amount promissory note issued by WLG to Mr. Wood on July 1, 2008 (the “CW Note”).  A copy of the CW Note was attached as Exhibit 4.3 to WLG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on August 14, 2008.  The principal amount of the CW Note is payable in 12 consecutive monthly installments of $50,000 each, which payments were to commence on January 31, 2009.  As of June 1, 2010, the aggregate unpaid principal amount outstanding on the CW Note was $570,000.

Pursuant to an Amendment and Waiver Agreement dated as of June 1, 2010, between Mr. Wood and WLG (the “Waiver Agreement”), Mr. Wood and WLG have agreed that commencing (i) June 1, 2010, and until December 31, 2011, WLG may defer making principal payments to Mr. Wood under the CW Note, and (ii) commencing June 1, 2010, and extending through December 31, 2011, the annual interest rate on the CW Note shall be reduced from 12% to 0%.

Mr. Wood beneficially owns 1.7 million shares of WLG’s convertible Series B Preferred Stock (the “Series B Preferred Stock”), issued by WLG to Mr. Wood pursuant to a Conversion Agreement, dated as of June 30, 2008 (the “Conversion Agreement”), as reported in WLG’s Current Report on Form 8-K filed with the SEC on July 3, 2008.  Copies of the Conversion Agreement and the Certificate of Designations, Preferences and Rights of Series B Preferred Stock (the “Certificate of Designation”) were filed as Exhibits to such Current Report on Form 8-K.  Among other terms, the Series B Preferred Stock pays an annual dividend of 12% and provides Mr. Wood with the right to require WLG to redeem all or a portion of the Series B Preferred Stock commencing on or after July 1, 2010, at a redemption price of $1.00 per share ($1,700,000 in the aggregate).

In the event that Mr. Wood elects to exercise his redemption right for all of his shares of Series B Preferred Stock, WLG would be required to pay Mr. Wood $1.7 million.  WLG, however, does not have the funds to pay such redemption amount.

The Company and Mr. Wood have agreed, pursuant to the Waiver Agreement, to waive certain terms of the Series B Preferred Stock so that commencing effective as of June 1, 2010, and extending through December 31, 2011, the annual dividend rate on the Series B Preferred Stock is reduced from 12% to 8.0%.

The foregoing description of the Waiver Agreement is a summary description only, is not complete and is qualified in its entirety by reference to the full text of such Waiver Agreement attached as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description

99.1	Amendment No. 1 to Employment Agreement dated as of June 1, 2010, between WLG and Andrew Jillings

99.2	Amendment and Waiver Agreement dated as of June 1, 2010, between WLG and Christopher Wood

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

Date: June 29, 2010	By:	/s/ Christopher Wood
Name: Christopher Wood Title: Chairman of the Board of Directors